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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 24, 1999 (except for the fourth paragraph of Note 16. Commitments and Contingencies, as to which the date is September 14,
1999) in Amendment No. 1 to the Registration Statement (Form S-3 -- Registration No. 333-30808) and related Prospectus of Globecomm Systems Inc. for the registration of 2,000,000 shares of its common stock and to the incorporation by reference therein of our report dated August 24, 1999 (except for the last paragraph of Note 16. Subsequent Events, as to which the date is September 14, 1999), with respect to the consolidated financial statements and schedule of Globecomm Systems Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.





                                        /s/ Ernst & Young LLP



Melville, New York
March 10, 2000